UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2023
__________________
HPS CORPORATE LENDING FUND
(Exact name of Registrant as specified in Its Charter)
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DELAWARE	814-01431	84-6391045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West 57th Street, 33rd Floor New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 287-6767
Not Applicable
(Former name or former address, if changed since last report)
__________________
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 28, 2023, the Board of Trustees (the “Board”) appointed Donna Milia as a trustee of HPS Corporate Lending Fund (the “Fund”). Effective upon the appointment of Ms. Milia as a trustee, the size of the Board was expanded from five to six members. The Board appointed Ms. Milia to the Nominating and Governance Committee and the Audit Committee.

Ms. Milia served as a Senior Advisor of Galaxy Digital (TSX: GLXY) from 2019 to 2022. From 2017 to 2019, she served as the Chief Financial Officer of Galaxy Digital. In this capacity, Ms. Milia created and built the accounting and reporting infrastructure, operations, accounting policy, public reporting documents and internal control environment and ultimately took the company public on TSX Venture Exchange in 2018. Prior to joining Galaxy Digital, Ms. Milia was a Managing Director at Blackrock responsible for the finance, tax, and accounting groups since 2005 and served as the Chief Financial Officer and Treasurer of BlackRock Capital Investment Corporation, a publicly listed business development company (NASDAQ: BKCC) from 2015 to 2017. Prior to BlackRock, she spent six years at The Millburn Corporation in the accounting group and three years as an auditor with Grant Thornton LLP. She holds a B.S. in Accounting from Lehigh University and is a CPA.

There is no arrangement or understanding under which Ms. Milia was appointed. There are no transactions involving Ms. Milia requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

February 2023 Distributions
On February 28, 2023, the Fund declared regular distributions for each class of its common shares of beneficial interest (the “Shares”) in the amounts per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.1600	$—	$0.1600
Class D Common Shares	$0.1600	$0.0047	$0.1553
Class F Common Shares	$0.1600	$0.0093	$0.1507
The regular distributions for each class of Shares are payable to shareholders of record as of February 28, 2023 and will be paid on or about March 31, 2023.
Additionally, on February 28, 2023, the Fund declared variable supplemental distributions for each class of its Shares in the amount of $0.0300 per share. The variable supplemental distributions for each class of Shares are payable to shareholders of record as of February 28, 2023 and will be paid on or about March 31, 2023.
These distributions will be paid in cash or reinvested in additional Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01. Other Events.
Net Asset Value

The net asset value ("NAV") per share for each class of the Fund as of January 31, 2023, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV per share as of January 31, 2023
Class I Common Shares	$24.36
Class D Common Shares	$24.36
Class F Common Shares	$24.36
As of January 31, 2023, the Fund’s aggregate NAV was $3,587.6 million, the fair value of its investment portfolio was $5,948.7 million and it had principal debt outstanding of $2,642.9 million, resulting in a debt-to-equity ratio of approximately 0.74 times.

Status of Offering
The Fund is currently publicly offering on a continuous basis up to $4.0 billion in Shares (the “Offering”). The following table lists the Shares and total consideration for the Offering as of the date of this filing (through the February 1, 2023 subscription date). The Fund intends to continue selling Shares in the Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Class I Common Shares	34,976,206	$0.9	billion
Class D Common Shares	17,705,787	$0.4	billion
Class F Common Shares	93,132,569	$2.3	billion
Total Offering*	145,814,562	$3.6	billion
*Amounts may not sum due to rounding.

Pricing of Notes

On February 16, 2023 the Fund priced an offering of $276 million in aggregate principal amount of Series A Senior Notes, Tranche A (the “March 2026 Notes”) and $124 million in aggregate principal amount of Series A Senior Notes, Tranche B (the “March 2028 Notes” and, together with the March 2026 Notes, the “Notes”) to institutional investors in a private placement. The issuance of $276 million of the March 2026 Notes and $124 million of the March 2028 Notes is expected to close on March 15, 2023. The March 2026 Notes have a fixed interest rate of 8.12% per annum and are due on March 15, 2026 and the March 2028 Notes have a fixed interest rate of 8.17% per annum and are due on March 15, 2028. Interest on the Notes is due and payable semiannually. These interest rates are subject to increase (up to a maximum increase of 2.00% above the stated rate for each of the March 2026 Notes and the March 2028 Notes) in the event that, subject to certain exceptions, the Notes cease to have an investment grade rating and the Fund’s minimum secured debt ratio exceeds certain thresholds. There is no guarantee of the successful placement of the Notes or that the closing of the Notes will occur as anticipated.

In connection with the March 2026 Notes and March 2028 Notes, the Fund entered into interest rate swaps to more closely align the interest rates of the Fund’s liabilities with the Fund’s investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement related to the March 2026 Notes, the Fund receives a fixed interest rate of 8.12% per annum and pays a floating interest rate of SOFR + 3.761% per annum on $276 million of the March 2026 Notes. Under the interest rate swap agreement related to the March 2028 Notes, the Fund receives a fixed interest rate of 8.17% per annum and pays a floating interest rate of SOFR + 4.241% per annum on $124 million of the March 2028 Notes. The Fund designated each interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS CORPORATE LENDING FUND

Date: March 6, 2023	By:	/s/ Yoohyun K. Choi
	Name:	Yoohyun K. Choi
	Title:	Secretary